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                                                                    EXHIBIT 32.1

                               906 CERTIFICATION

         The certification set forth below is being submitted in connection with this quarterly report on Form 10-Q of Netro Corporation (the "Report") for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

         Gideon Ben-Efraim, the Chief Executive Officer and Sanjay Khare, the Chief Financial Officer of Netro Corporation, each certifies that, to the best of his knowledge:

         1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

         2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Netro Corporation.

                                           /s/Gideon Ben-Efraim
                                           -------------------------------------
                                           Gideon Ben-Efraim
                                           Chief Executive Officer

                                           /s/Sanjay Khare
                                           -------------------------------------
                                           Sanjay Khare
                                           Chief Financial Officer